Exhibit 10.5
AFFIRM HOLDINGS, INC.
AMENDED AND RESTATED 2012 STOCK PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT FOR DIRECTORS
Affirm Holdings, Inc., a Nevada corporation (the “Company”), pursuant to the Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan (the “Plan”), has granted to the non- employee director set forth below (“Grantee”), as of the date set forth below (the “Date of Grant”), a restricted stock unit award covering the number of units set forth below (the “RSUs”), each of which represents one (1) share of the Company’s class A common stock (“Common Stock” and the shares of Common Stock underlying the RSUs, the “Shares”). The RSUs are subject to all of the terms and conditions set forth in this Notice of Restricted Stock Unit Grant for Directors (the “Grant Notice”) and the Director Restricted Stock Unit Agreement (the “Director RSU Agreement”) and the Plan, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Director RSU Agreement will have the same definitions as in the Plan or the Director RSU Agreement. In the event of any conflict between the terms of the Grant Notice and the Plan, the terms of the Plan will control.

Grantee:	«Name of Grantee»
Board Approval Date:	«Date of Board Approval»
Date of Grant:	«Date of Grant»
Total Number of Restricted Stock Units Granted:	«Total Shares»
Vesting Commencement Date:	«Vesting Commencement Date»
Vesting Schedule:
«Vesting Schedule»
* With respect to each Annual Director RSU Grant, such RSUs shall be subject to vesting and shall vest in full upon the earlier of one year from the “Date of Grant” or the Company’s next Annual Meeting of Stockholders following the Date of Grant, subject to Grantee’s Continuous Service Status through such date.

Vesting Acceleration:
In the event of a Change of Control, any unvested portion of this award of RSUs shall become immediately vested in full as of immediately prior to the effective date of the Change of Control, subject to Grantee’s Continuous Service through the consummation of the Change of Control.

Issuance Schedule:
Upon vesting, RSUs shall be settled in Shares on a date determined by the Company, in its sole and absolute discretion (but in no event later than two and one-half (2 ½) months after the end of the year in which the vesting date occurs).

Further, notwithstanding anything stated herein, in the Director RSU Agreement, the Plan or any other agreement applicable to the RSUs, the Company shall have the discretion to settle the RSUs prior to the time set forth herein to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4).

By your signature and the signature of the Company’s representative below, or by your acceptance of the Director RSU Agreement via the Company’s designated electronic acceptance procedures, you and the Company agree that (i) the RSUs are granted under and governed by the terms and conditions of the Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan and the Director RSU Agreement, both of which are attached and made a part of this document and (ii) the RSUs granted hereby are in full satisfaction of any promise of a grant of stock options and/or restricted stock units to you as may be set forth in an offer letter (or similar agreement) between you and the Company.
In addition, you agree and acknowledge that your rights to any Shares upon the settlement of the RSUs will be received only when the RSUs vest, that the grant of the RSUs is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Grant Notice or the attached documents should be interpreted as forming or amending any service contract with the Company or confers upon you any right to continue as a director of the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate such directorship at any time, for any reason, with or without cause.
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Company:
Affirm Holdings, Inc.

By:
Title:
Grantee:

Name:

AFFIRM HOLDINGS, INC.
2012 AMENDED AND RESTATED STOCK PLAN
DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to your Notice of Restricted Stock Unit Grant for Directors (the “Grant Notice”) and this Director Restricted Stock Unit Award Agreement (this “Agreement”), Affirm Holdings, Inc., a Nevada corporation (the “Company”), has granted you (“Grantee”), as of the Date of Grant set forth in the Grant Notice, a restricted stock unit award covering the number of units set forth in your Grant Notice (the “RSUs”), each of which represents one (1) share of the Company’s class A common stock (“Common Stock” and the shares of Common Stock underlying the RSUs, the “Shares”), pursuant to the Company’s Amended and Restated 2012 Stock Plan (the “Plan”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan or in the Grant Notice shall have the meaning ascribed to them in the Plan or in the Grant Notice. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
1.    No Stockholder Rights. Unless and until such time as Shares are issued pursuant to this Agreement in settlement of vested RSUs, Grantee shall have no ownership of the Shares allocated to the RSUs, including, without limitation, no right to dividends (or dividend equivalents) or to vote such Shares.
2.    Termination of Directorship. Except as otherwise provided in the Plan or the Grant Notice, if Grantee’s Continuous Service Status terminates at any time for any reason, all RSUs for which vesting is no longer possible under the terms of the Grant Notice and this Agreement shall be forfeited to the Company on the date of such termination of Continuous Service Status, and all rights of Grantee to such RSUs shall immediately terminate at such time.
3.    Issuance of Shares of Stock. As soon as practicable following each vesting date (but in no event later than two and one-half (2 ½) months after the end of the year in which the vesting date occurs), the Company shall issue to Grantee the number of Shares equal to the aggregate number of RSUs that have vested pursuant to Grant Notice on such date and Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
4.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 4 of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.    Responsibility for Taxes.
(a)    As a condition to the grant, vesting, and settlement of the RSUs, Grantee acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social security contributions, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (or any equivalent or similar taxes, contributions or other relevant tax-related items in any relevant jurisdiction) or required deductions, withholdings or payments legally applicable to Grantee and related to the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs, or the participation in the Plan (“Tax-Related Items”) is and remains Grantee’s responsibility.
Grantee further acknowledges and agrees that Grantee is solely responsible for filing all relevant documentation that may be required in relation to the RSUs or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, its Parent, Subsidiaries or Affiliates (the “Company Group”) pursuant to Applicable Laws), such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or settlement of the RSUs, the issuance of the Shares allocated to the RSUs, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares and the receipt of any dividends.
(b)    Grantee further acknowledges that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Grantee also understands that Applicable Laws may require varying RSU or Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Grantee under Applicable Laws.
(c)    Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s receipt, the vesting and/or settlement of the RSUs, the issuance of Shares allocated to the RSUs and/or the disposition of such Shares. Grantee represents that Grantee has consulted any tax consultants Grantee deems advisable in connection with the receipt of the RSUs, the vesting and/or settlement of the RSUs, the issuance of Shares allocated to the RSUs and/or the disposition of such Shares and that Grantee is not relying on the Company for any tax advice.
6.    Section 409A of the Code. All payments made and benefits provided under this Agreement are intended to be exempt from the requirements of Section 409A of the Code to the maximum extent permitted pursuant to Treasury Regulation Section 1.409A-1(b)(4) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt. In no event will the Company reimburse Grantee for any taxes or other penalties that may be imposed on Grantee as a result of Section 409A and, by accepting the RSUs, Grantee hereby indemnifies the Company for any liability that arises as a result of Section 409A.
7.    No Obligation to Continue Directorship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue Grantee’s directorship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate Grantee’s directorship, for any reason, with or without cause.

8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s receipt, vesting or settlement of the RSUs or the Shares allocated thereto or the sale of such Shares. Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the RSUs before accepting the RSUs or otherwise taking any action related to the RSUs or the Plan.
9.    Nature of Grant. In accepting the RSUs, Grantee acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the Plan is operated and the grant of the RSUs is granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights Grantee may have under this Agreement may be raised only against the Company but not any entity in the Company Group;

(c)    the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(d)    all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;
(e)    Grantee is voluntarily participating in the Plan;
(f)    the RSUs and the Shares allocated to the RSUs, and the income from and value of same, are not intended to replace any compensation;
(g)    the RSUs and the Shares allocated to the RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose;
(h)    the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the cessation of Grantee’s Continuous Service Status; and
(j)    unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

10.    Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax, or forty-eight (48) hours after being deposited in the
U.S. mail or a comparable foreign mail service, as certified or registered mail with postage or shipping charges prepaid, addressed to the party to be notified at such party’s address as set forth below, as subsequently modified by written notice, or if no address is specified below, at the most recent address, email or fax number set forth in the Company’s books and records.
If to the Company, to:
650 California Street
Floor 12
San Francisco, CA 94108
Attn: Chief People Officer
Email: equity@affirm.com
If to Grantee, to: Grantee’s last residence or email address shown on the records of the Company or its affiliates.
11.    Data Protection.
(a)    To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Grantee and to transfer this data to certain third parties such as brokers with whom Grantee may elect to deposit any share capital under the Plan. Grantee consents to the Company (or its payroll administrators) collecting, holding and processing Grantee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.
(b)    Grantee understands that Grantee may, at any time, view Grantee’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Grantee’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Grantee.
12.    Miscellaneous.
(a)    Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.
(b)    Jurisdiction and Venue. THE PARTIES CONSENT TO PERSONAL JURISDICTION IN THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY

SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THE STATE OF NEVADA IS A FAIR, JUST AND REASONABLE FORUM AND AGREE NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY ANY OF THE OTHER PARTIES IN SUCH COURTS. FURTHERMORE, THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY CERTIFIED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO SECTION 10 SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.
(c)    Entire Agreement; Enforcement of Rights; Amendment. This Agreement, together with the Plan and the Grant Notice, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions or agreements between them. Except as contemplated by the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement to the extent it would materially and adversely affect the rights of Grantee. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the RSUs.
(d)    Severability. If one or more provisions of this Agreement, the Grant Notice or the Plan are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties do not reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, the Grant Notice and the Plan, (ii) the balance of this Agreement, the Grant Notice and the Plan shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement, the Grant Notice and the Plan shall be enforceable in accordance with its terms.
(e)    Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(f)    Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile, email or other electronic execution and delivery of this Agreement (including, but not limited to, execution by electronic signature or click-through electronic acceptance) shall constitute valid and binding execution and delivery for all purposes and shall be deemed to be, and have the effect of, an original signature.

(g)    Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Grantee under this Agreement may only be assigned with the prior written consent of the Company.
(h)    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Grantee is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(i)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the RSUs and on any Shares allocated to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Grantee also acknowledges that the Applicable Laws of the country in which Grantee is residing or working at the time of grant, vesting and settlement of the RSUs or the sale of Shares received pursuant to the RSUs (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Grantee to additional procedural or regulatory requirements that Grantee is and will be solely responsible for and must fulfill.
(j)    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to Grantee by email or any other electronic means any documents, elections or notices related to this Agreement, the RSUs, the Shares allocated to the RSUs, Grantee’s current or future participation in the Plan, securities of the Company or any member of the Company Group or any other matter, including documents, elections and/or notices required to be delivered to Grantee by applicable securities law or any other Applicable Laws or the Company’s Amended Certificate of Incorporation or Bylaws. By accepting this Agreement, whether electronically or otherwise, Grantee hereby consents to receive such documents and notices by such electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including, but not limited to, the use of electronic signatures or click-through electronic acceptance of terms and conditions.
13.    Insider Trading/Market Abuse. By accepting the RSUs, Grantee acknowledges that Grantee is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. Grantee further acknowledges that, depending on Grantee or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect Grantee’s ability to accept, acquire, sell or otherwise dispose of the Shares, rights to the Shares (e.g., RSUs) or rights linked to the value of the Shares during such times as Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Grantee placed before Grantee possessed inside information. Furthermore, Grantee could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. Grantee acknowledges that it is Grantee’s responsibility to comply with any applicable restrictions, and Grantee should speak to his or her personal advisor on this matter.
14.    Effect of Agreement. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof and has had an opportunity to consult counsel regarding the terms of this Agreement, and hereby accepts this award of RSUs and agrees to be bound by its contractual terms as set forth herein and in the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the RSUs.
15.    Clawback; Recoupment. By accepting the RSUs and pursuant to Section 19 of the Plan, Grantee acknowledges and agrees that the Company will be entitled, to the extent permitted or required by Applicable Law, Company policy and/or the requirements of a Stock Exchange on which the Shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company at any time to Grantee under the Plan.
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The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to Grantee (including through an online acceptance process) is acceptable.
Company:
Affirm Holdings, Inc.

By:
Title:
Grantee:

Name:
Address: